UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

PARKWAY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

Parkway Properties, Inc. (the "Company”) held its Annual Meeting of Stockholders on May 15, 2014 (the “Annual Meeting”). At the Annual Meeting, the stockholders (i) elected the ten director nominees, (ii) approved, on an advisory basis, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year, and (iii) approved, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers for 2013.

The results of the voting for the ten director nominees were as follows:

Name	Affirmative	Withheld	Broker Non-Votes
Avi Banyasz	77,311,290	13,291,042	5,929,384
Charles T. Cannada	89,410,933	1,191,399	5,929,384
Edward M. Casal	89,664,289	938,043	5,929,384
Kelvin L. Davis	76,376,067	14,226,265	5,929,384
Laurie L. Dotter	89,412,455	1,189,877	5,929,384
James R. Heistand	89,810,269	792,063	5,929,384
C. William Hosler	89,564,815	1,037,517	5,929,384
Adam S. Metz	83,672,287	6,930,045	5,929,384
Brenda J. Mixson	84,655,703	5,946,629	5,929,384
James A. Thomas	89,811,034	791,298	5,929,384

The results for the advisory vote for the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
91,802,350	511,753	4,509	0

The results for the advisory vote on executive compensation for 2013 were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
47,040,974	39,210,218	138,036	5,929,384

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2014                 PARKWAY PROPERTIES, INC.

BY:    /s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and
General Counsel